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                                                                      Exhibit 21

                    Subsidiaries of Linkage Solutions, Inc.
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Linkage, Inc., a Massachusetts corporation

Linkage International Limited, a private limited company formed under the laws of England and Wales

High, Maley & Milhorn, Inc., a Texas corporation